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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 Amendment No. 1 of Leap Wireless International, Inc. of our report dated October 18, 1999 relating to the consolidated financial statements of Leap Wireless International, Inc., our report dated February 15, 2000 relating to the consolidated financial statements of Cricket Communications Holdings, Inc., and our report dated May 16, 2000 relating to the consolidated financial statements of Chase Telecommunications Holdings, Inc., which appear in such Registration Statement. We also consent to the incorporation by reference of our report dated October 18, 1999 relating to the financial statement schedule, which appears in the Annual Report on Form 10-K for the year ended August 31, 1999 of Leap Wireless International, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Diego, California
June 28, 2000